Exhibit 99.1

22nd Century Group (Nasdaq: XXII) Announces Management Updates and Departure of Chief Operating Officer

BUFFALO, N.Y., September 7, 2022 (Globe Newswire) — 22nd Century Group, Inc. (Nasdaq: XXII), a leading agricultural biotechnology company dedicated to improving health with reduced nicotine tobacco, hemp/cannabis, and hops advanced plant technologies, today announced changes in its management team as the Company accelerates growth in its reduced nicotine content tobacco business. The Company announced that Michael Zercher, President and Chief Operating Officer, will depart the Company effective September 30, 2022. John Miller, who leads 22nd Century’s tobacco business team, will assume the tobacco-related duties of the Chief Operating Officer’s role, while Chief Executive Officer James A. Mish will assume the title of Corporate President.

“With exceptionally successful VLN® pilot results in hand, 22nd Century is expanding sales and planning rollouts in strategic regions across the United States,” said James A. Mish, chief executive officer of 22nd Century. “In order to coordinate all of the critical elements of this expansion plus additional planned market launches, John Miller, who already leads our tobacco product, marketing and partnership efforts, will assume full operational responsibility for the tobacco product lines, bringing to bear his more than 30 years of industry experience to direct a fully integrated national VLN® sales strategy.”

On behalf of the Board of Directors and the entire Company, I thank Mike for his work at 22nd Century Group, including his important role in helping bring VLN® through the regulatory process to secure the first and only FDA Modified Risk Tobacco Product marketing order ever granted to a combustible cigarette. Mike has also been instrumental in developing our initial VLN® industry partnerships and successful Chicagoland pilot program,” said Mish. “As a result, 22nd Century represents a completely new type of tobacco business focused on disrupting the industry and, most importantly, helping adult smokers to smoke less. We thank Mike for the incredible success he has helped the Company achieve and wish him well in his future endeavors.”

About 22nd Century Group, Inc.

22nd Century Group, Inc. (Nasdaq: XXII) is a leading agricultural biotechnology company focused on tobacco harm reduction, reduced nicotine tobacco and improving health and wellness through plant science. With dozens of patents allowing it to control nicotine biosynthesis in the tobacco plant, the Company has developed proprietary reduced nicotine content (RNC) tobacco plants and cigarettes, which have become the cornerstone of the FDA’s Comprehensive Plan to address the widespread death and disease caused by smoking. The Company received the first and only FDA MRTP authorization of a combustible cigarette in December 2021. In tobacco, hemp/cannabis, and hop plants, 22nd Century uses modern plant breeding technologies, including genetic engineering, gene-editing, and molecular breeding to deliver solutions for the life science and consumer products industries by creating new, proprietary plants with optimized alkaloid and flavonoid profiles as well as improved yields and valuable agronomic traits.

Learn more at xxiicentury.com, on Twitter, on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 1, 2022, and in the Company’s Quarterly Report filed on August 9, 2022. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact
Mei Kuo

22nd Century Group, Inc.

Director, Communications & Investor Relations

mkuo@xxiicentury.com

Darrow Associates Investor Relations

Matt Kreps

T: 214-597-8200

mkreps@darrowir.com